AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

FUND NAME (the "Portfolio"): AXP VARIABLE PORTFOLIO SERIES - SMALL-CAP
VALUE FUND

SUBADVISER FIRM (the "Subadviser"): Royce & Associates, LLC

For the quarter ended 9/30/2004

1.  Name of Issuer: Cohen & Steers, Inc.

2.  Date of Purchase: 08/12/2004

3.  Underwriter from whom purchased: Bear Stearns Securities Corp.

4. "Affiliated Underwriter" managing or participating in underwriting syndicate: Legg Mason Wood Walker

6.  Is a list of the underwriting syndicate's members attached?   Yes  x   No

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $83,200

8.  Aggregate principal amount of offering $97,500,000

9.  Purchase price (net of fees and expenses) $13

10. Date offering commenced 08/12/2004

11. Offering price at close of first day on which any sales were made $13

12. Commission, spread or profit $0.91

13. Have the following conditions been satisfied?

     a. The securities are:                                             Yes   No

                  Part of an issue registered under the Securities
                  Act of 1933 that is being offered to the public;      [X]  [ ]

                  Eligible Municipal Securities;                        [ ]  [X]

                  Sold in an Eligible Foreign Offering; or              [ ]  [X]

                  Sold in an Eligible Rule 144A offering?               [ ]  [X]

    (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                        Yes   No

     b.  (1) The securities  were purchased  prior to the end of the first day on which any sales were made, at a price that
             is not more than the price paid by each other purchaser
             of  securities  in that  offering or in any  concurrent
             offering of the securities  (except,  in the case of an
             Eligible Foreign  Offering,  for any rights to purchase
             that are  required  by law to be  granted  to  existing
             security holders of the issuer); OR                        [X]  [ ]


         (2) If the securities to be purchased were offered for
             subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
             which the rights offering terminates?                      [ ]  [ ]

     c.  The underwriting was a firm commitment underwriting?           [X]  [ ]

     d.  The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment
         for comparison of spread with comparable recent offerings)?    [X]  [ ]

     e.  The issuer of the securities, except for Eligible Municipal
         Securities, and its predecessors have been in continuous
         operation for not less than three years?                       [X]  [ ]

     f.  (1) The amount of the securities, other than those sold in an
             Eligible Rule 144A Offering (see below), purchased by all
             of the investment companies advised by the Adviser did not
             exceed 25% of the principal amount of the offering; OR     [X]  [ ]

         (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

             (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
                  144A(a)(1), plus                                      [ ]  [ ]

             (ii) The  principal  amount of the offering of such class
                  in any concurrent public offering?                    [ ]  [ ]

     g.  (1) No affiliated underwriter of the Fund was a direct or
             indirect participant in or beneficiary of the sale; OR     [X]  [ ]

                                                                        Yes   No
         (2) With respect to the purchase of Eligible Municipal
             Securities, such purchase was not designated as a
             group sale or otherwise allocated to the account of an
             affiliated underwriter?                                    [ ]  [ ]

     h.  Information has or will be timely supplied to the
         appropriate officer of the Fund for inclusion on SEC
         Form N-SAR and quarterly reports to the Directors?             [ ]  [X]



Date:  08/31/2004, as corrected 1/7/05    Royce & Associates, LLC
                                          Subadviser Firm Name

                                          By: /s/ Daniel A. O'Byrne
                                              ----------------------
                                              Signature

                                                  Daniel A. O'Byrne, Vice
                                                  President
                                              Name and Title


AXP Q13,d. Schedule
---------------------------------------------------------

Comparison of Spread with Comparable recent Offering

Offering Date   Symbol            Security Name             Gross        Price     Gross Spread as %
                                                           Spread                       of Price

   08/12/04    CNS       Cohen & Steers, Inc.               0.91           $ 13.00         7%
   02/06/04    ALSM      AlphaSmart, Inc.                   0.42           $  6.00         7%
   05/05/04    GHL       Greenhill & Co.                    1.23           $ 17.50         7%
   06/09/04    CBG       CB Richard Ellis Group, Inc        1.14           $ 19.00         6%
   06/15/04    KAR       Adesa, Inc.                        1.68           $ 24.00         7%